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                                                                   EXHIBIT 10.11

                                eMachines, Inc.

                                   AGREEMENT

                        (amending Trademark Assignment)

     This AGREEMENT (the "Agreement"), dated as of August 16, 1999, by and between Korea Data Systems America, Inc., a California corporation having its principal offices at 12300 Edison Way, Garden Grove, California 92841, U.S.A. (hereinafter referred to as "Assignor"), and eMachines, Inc., a Delaware corporation having its principal offices at 14350 Myford Road, Suite 100, Irvine, CA 92606, U.S.A. (hereinafter referred to as "Assignee").

     A. Assignor and Assignee have previously entered into a Trademark Assignment Agreement dated as of June 10, 1999 (the "Assignment Agreement") pursuant to which Assignor assigned to Assignee, by means of an Assignment of Trademark and Registration attested to on June 14, 1999, the trademark "E-MACHINES" with respect to fully and partially completed or assembled computer equipment (including CPUs and monitors) and computer related products and parts (including spare parts) of any thereof, the marketing, advertising, selling, distribution, maintenance and servicing thereof, and all business and activities incidental thereto, together with United States Trademark Registration No. 1,758,158 (collectively, the "Trademark"); and

     B. Assignor and Assignee desire to amend certain terms of the Assignment Agreement.

     NOW, THEREFORE, it is understood and agreed between the parties herein as follows:

     1. Section 3 of the Assignment Agreement is hereby deleted in its entirety and replaced by the following new Section 3:

          "3.  Payment.  As consideration for the Assignment, Assignee shall
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          issue in favor of Assignor 419,538 shares of Common Stock of Assignee.
          Assignee hereby represents to Assignor that such shares are fully paid and nonassessable."

     2.   Representations and Warranties of Assignor.
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     Without modifying in any way the representations and warranties of Assignor set forth in the Assignment Agreement, Assignor hereby makes the following representations and warranties effective as of the date hereof:

          (a) Assignor knows of no adverse claims of ownership to the Trademark or of any existing state of facts that would support a claim that use by Assignee of the Trademark anywhere in the world infringes or otherwise violates any trademark right of any other person.

          (b) Assignor is a corporation duly organized, validly existing and in good standing under the laws of the State of California and has the requisite corporate power and authority to execute and deliver this Amendment and to perform its obligations hereunder.

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          (c)  The execution and delivery by Assignor of this Amendment, the performance and observance by Assignor of its obligations hereunder and the consummation by Assignor of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Assignor. This Amendment has been duly executed and delivered by a duly authorized officer of Assignor and constitutes the valid and legally binding obligation of Assignor, enforceable against Assignor in accordance with its terms.

          (d) To Assignor's knowledge, no consents or agreements of any third party or governmental body are necessary for the execution, delivery, performance or observance by Assignor of its obligations under this Amendment.

     3.   Assignment Agreement. Except as explicitly modified hereby, the
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Assignment Agreement remains in full force and effect.

     4.   Counterparts. This Amendment may be executed in one or more
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counterparts, none of which need contain the signature of more than one party hereto and each of which shall be deemed to be an original, and all of which together shall constitute a single agreement.

                                      -2-

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     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by an authorized representative as of the day and year first written above.


KOREA DATA SYSTEMS AMERICA, INC.

By: /s/ Kwang Rae Park
   __________________________

Name: Kwang Rae Park
     ________________________

Title: President
      _______________________



EMACHINES, INC.

By: /s/ Stephen A. Dukker
   __________________________

Name: Stephen A. Dukker
     ________________________

Title: CEO
      _______________________